                         NOTICE OF GUARANTEED DELIVERY
                                    FOR THE
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                            VARITRONIC SYSTEMS, INC.

     As set forth in Section 3 of the Offer to Purchase by VSI Acquisition Co., dated February 29, 1996, this form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01 per share (the "Shares") of Varitronic Systems, Inc., a Minnesota corporation, are not available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                             FIRSTAR TRUST COMPANY

           By Mail:                       By Hand:                 By Overnight Courier:
                                    Firstar Trust Company
     Firstar Trust Company       615 E. Michigan Street, 4th       Firstar Trust Company
           Box 2077                         Floor                 615 E. Michigan Street
  Milwaukee, Wisconsin 53201     Milwaukee, Wisconsin 53202     Milwaukee, Wisconsin 53202

                                       or

                             Firstar Trust Company
                     c/o IBJ Schroder Bank & Trust Company
                                  Subcellar 1
                                One State Street
                            New York, New York 10004

                      Facsimile for Eligible Institutions:

                                 (414) 276-4226

                              To confirm fax only:

                                 (414) 287-3905

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS INSTRUMENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to VSI Acquisition Co., a Minnesota corporation and wholly-owned subsidiary of Brady USA, Inc., a Wisconsin corporation and wholly-owned subsidiary of W.H. Brady Co., upon the terms and subject to the conditions set forth in its Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, Shares of Varitronic Systems, Inc. pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------

  Number of Shares:                                Name(s) of Record Holder(s):
                   -----------------------------   ----------------------------------------------

  Certificate No(s). for Shares (If Available):    ----------------------------------------------
  ----------------------------------------------   Please Type or Print
  ----------------------------------------------   ----------------------------------------------
  ----------------------------------------------   Address(es)
                                                   ----------------------------------------------
  If Shares will be tendered by book-entry         Area Code and Telephone No.
  transfer, check box:                             ----------------------------------------------
  / / The Depository Trust Company                 Signature(s)

  Account No.                                      ----------------------------------------------
  ------------------------------------------       Dated: --------------- , 1996

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

                                   GUARANTEE

     The undersigned, a member firm of a registered national securities exchange, or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby (i) guarantees that either the certificates representing the Shares tendered hereby or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, together with the Letter of Transmittal properly completed and duly executed, or manually signed facsimile thereof, and any other required documents, will be received by the Depositary at one of its addresses set forth above, within three Nasdaq National Market trading days after the date hereof, (ii) represents that such tender complies with Rule 10b-4 under the Securities Exchange Act of 1934 and (iii) represents that the shareholder on whose behalf this tender is being made is deemed to own the Shares being tendered within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934.

------------------------------------------------------
                (Firm)

------------------------------------------------------
         (Authorized Signature)

------------------------------------------------------
         (Name) Please Print

------------------------------------------------------
              (Title)

------------------------------------------------------
              (Address)

------------------------------------------------------
    (Area Code and Telephone Number)

Dated:                                          , 1996
      ------------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD BE SENT
      WITH THE LETTER OF TRANSMITTAL.